PRELIMINARY PROXY MATERIAL FOR THE INFORMATION OF THE SEC ONLY

THE MATTERS BELOW SHALL BE VOTED ON BY THE HOLDERS OF THE FUND’S
COMMON STOCK AND PREFERRED STOCK

PROXY
SPECIAL OPPORTUNITIES FUND, INC.

ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 4, 2012

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SPECIAL OPPORTUNITIES FUND, INC.

The undersigned hereby appoints Andrew Dakos and Phillip Goldstein, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Annual Meeting of Stockholders of Special Opportunities Fund, Inc. (the “Fund”) to be held on December 4, 2012, at 2:00 PM Eastern time, at the offices of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 (the “Meeting”), to vote, as designated below, all shares of the Fund held by the undersigned at the close of business on October 19, 2012.  Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 4, 2012:
The Notice of Annual Meeting of Stockholders and Proxy Statement
are Available on the Internet at www.specialopportunitiesfundinc.com.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE    ☒

1.	To elect the following nominees to hold office until the Fund’s annual meeting of stockholders in 2013, and until their successors are elected and qualify or until they resign or are otherwise removed:

☐	FOR ALL NOMINEES	NOMINEES:
☐	WITHHOLD AUTHORITY	○	Mr. James Chadwick
	FOR ALL NOMINEES	○	Mr. Andrew Dakos
☐	FOR ALL EXCEPT	○	Mr. Gerald Hellerman
	(See instructions below)	○	Mr. Charles Walden

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Continued on following page

PRELIMINARY PROXY MATERIAL FOR THE INFORMATION OF THE SEC ONLY

Continued from previous page

2.
To instruct the Adviser to continue to vote proxies received by the Fund from any closed-end investment company in the Fund’s portfolio on any proposal (including the election of directors) in a manner which the Adviser reasonably determines is likely to favorably impact the discount of such investment company’s market price as compared to its net asset value.

☐	FOR
☐	AGAINST
☐	ABSTAIN

Signature of Stockholder	Date:

Signature of Stockholder	Date:

NOTE:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

In their discretion, the named proxies may vote upon any other matters which may legally come before the Meeting, or any adjournment or postponement thereof.

This proxy will be voted as specified herein.  If the proxy is executed, but with respect to a particular proposal no specification is made, this proxy will be voted in favor of such proposal and in the discretion of the proxies named above as to any other matter that may properly come before the Meeting or any adjournment or postponement thereof.  Please indicate by filling in the appropriate box above.

WE NEED YOUR VOTE BEFORE DECEMBER 4, 2012

Your vote is important.  If you are unable to attend the Meeting in person, we urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope.  Your prompt return of the proxy will help assure a quorum at the Meeting and avoid additional expenses associated with further solicitation.  Sending in your proxy will not prevent you from personally voting your shares at the Meeting.  You may revoke your proxy before it is voted at the Meeting by submitting to the Secretary of the Fund a written notice of revocation or a subsequently signed proxy card, or by attending the Meeting and voting in person.

THANK YOU FOR YOUR TIME

THE MATTER BELOW SHALL BE VOTED ON ONLY BY THE HOLDERS OF THE FUND’S
PREFERRED STOCK

PROXY
SPECIAL OPPORTUNITIES FUND, INC.

ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 4, 2012

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SPECIAL OPPORTUNITIES FUND, INC.

The undersigned hereby appoints Andrew Dakos and Phillip Goldstein, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Annual Meeting of Stockholders of Special Opportunities Fund, Inc. (the “Fund”) to be held on December 4, 2012, at 2:00 PM Eastern time, at the offices of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 (the “Meeting”), to vote, as designated below, all shares of the Fund held by the undersigned at the close of business on October 19, 2012.  Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 4, 2012:
The Notice of Annual Meeting of Stockholders and Proxy Statement
are Available on the Internet at www.specialopportunitiesfundinc.com.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    X

1.	To elect the following nominees to hold office until the Fund’s annual meeting of stockholders in 2013, and until their successors are elected and qualify or until they resign or are otherwise removed:

☐	FOR ALL NOMINEES	NOMINEES:
☐	WITHHOLD AUTHORITY	○	Mr. Phillip Goldstein
	FOR ALL NOMINEES	○	Mr. Ben H. Harris
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Continued on following page

PRELIMINARY PROXY MATERIAL FOR THE INFORMATION OF THE SEC ONLY

Continued from previous page

NOTE:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

In their discretion, the named proxies may vote upon any other matters which may legally come before the Meeting, or any adjournment or postponement thereof.

This proxy will be voted as specified herein.  If the proxy is executed, but with respect to a particular proposal no specification is made, this proxy will be voted in favor of such proposal and in the discretion of the proxies named above as to any other matter that may properly come before the Meeting or any adjournment or postponement thereof.  Please indicate by filling in the appropriate box above.

WE NEED YOUR VOTE BEFORE DECEMBER 4, 2012

Your vote is important.  If you are unable to attend the Meeting in person, we urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope.  Your prompt return of the proxy will help assure a quorum at the Meeting and avoid additional expenses associated with further solicitation.  Sending in your proxy will not prevent you from personally voting your shares at the Meeting.  You may revoke your proxy before it is voted at the Meeting by submitting to the Secretary of the Fund a written notice of revocation or a subsequently signed proxy card, or by attending the Meeting and voting in person.

THANK YOU FOR YOUR TIME